Exhibit T3A-53

I, Mac Warner, Secretary of State of the State of West Virginia, hereby certify that COLUMBIA CARE WV INDUSTRIAL HEMP LLC Control Number: 9ASIR has filed its “Articles of Organization” in my office according to the provisions of West Virginia Code §§31 B-2-203 and 206. I hereby declare the organization to be registered as a limited liability company from its effective date of September 25, 2019 until the expiration of the term or termination of the company. Therefore, I hereby issue this CERTIFICATE OF A LIMITED LIABILITY COMPANY Given under my hand and the Great Seal ofthe State of West Virginia on this day of September 25,2019 Secretary ofState

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY Fonn LLD-1 Rev. 6/5/2019 FILE ONE ORIGINAL (Two if you want a filed stamped copy returned to you.) FILING FEE: $100 * Fee Waived for Veteran-owned organization West Virginia Secretary of State Business & Licensing Division Tel: (304)558-8000 Fax: (304)558-8381 Website: www.wysos.~ovWe acting as organizers according to West Virginia Code §318-2-202, adopt the following * * * * * Articles of Organization for a West Virginia Limited Liability Company. I. The name of the West Virginia limited liability company Care Columbia WV Industrial Hemp LLCshall be: (The name must contain one ofthe required terms such as “limited liability company” or abbreviations such as “LLC’’ or “PLLC” -see instructions for a list of acceptable terms.] CHECK BOX to indicate you’ve included one of the REOIDRED CORPORATE NAME ENDINGS <See instructions for name endings>. 2. The company [!] LLC Professional LLC* for the profession of: will be a: l (See Section :Z. ofthe at/ached instructions for list ofaccepted professions.) Professional business organizations: !:]l t:;i:.K U.QX indicating you have attached the state licensing board Verification of Eligibility (Form YQE) to these Articles ifyour profession meets the requirements as defined by Chapter 30 ofWV Code. Your application will be rejected if the VOE signed by the board js not attached. 3. The address of the principal office Street: 321 Billerica Road, Suite 204 ofthe company will be: City: Chelmsford State: MA Zip Code: 01824 County: Out of State Located in the County of (required): The mailing address ofthe above Street: location, if different, will be: City: State: Zip Code: 4. The address of the initial designated Street: (physical) office of the company in West Virginia, if any, will be: City: State: Zip Code: County: Located in the County of: The mailing address ofthe above Street: location, if different, will be: City: State: Zip Code: 5. The name and address of the person Name: Corporation Service Company or company (agent) to whom notice of process may be sent, if any, will be: Street: 209 West Washington Street City: Charleston State: WV Zip Code: 25302

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY 6. E-mail address where business correspondence may be received: _g_o_b_ri_e_n_@_ c_ o_ l-_ca _r_ e_c ._ o_m _____________ 7. Website address of the business, if any (ex: yourdomainname.com): https://col-care.com/ ————————————————————-8. Do you own or operate more than one Yes* Answer a. and b. below. No Decline to answer business in West Virr:inia? If“Yes” ... a. How many businesses? b. Located in how many West Virginia counties? ——--9. The name(s) and address(es) of the organizer(s) is (You must list at least ONE organizer.): .Na.IM. No. & Street Address City ~ Zip Code Nicholas Vita 321 Billerica Road, Suite 204 Chelmsford MA 01824 lO. The company will be- an AT-WILL company, conducting business for an indefinite period. CHECK ONE (required): a TERM company, conducting business for the term of years. I I. The company will be— MEMBER-MANAGED [List the names and addresses ofall MEMBERS below.] CHECK ONE (required): ~MANAGER-MANAGED [List the names and addresses of.!ill MANAGERS below.] List the name(s) and address(es) of the MEMBER(S) (if member-managed) or the MANAGER(S) (if manager-managed) of the company (required; 1\ote: The application will be rejected ifthe information is not provided below. Attach additional pages if necessary.}: Namt No. & Street Address City Stm Zip Code Nicholas Vita 321 Billerica Road, Suite 204 Chelmsford MA 01824 David Hart 321 Billerica Road, Suite 204 Chelmsford MA 01824 12. All or specified members of a limited liability [!]No—All debts, obligations and liabilities are those of the company. company are liable in their capacity as Dyes -Those persons who are liable in their capacity as members for all debts, members for all or specified debts, obliga- obligations or liability ofthe company have consented in writing to the tions or liabilities of the company (required): adoption of the provision or to be bound by the provision. 13. a. The purpose(s) for which this limited liability company is formed is as follows (required): [Describe the type(s) of business activity which will be conducted, for example, “real estate,” “construction of residential and commercial buildings,” “commercial painting,” “professional practice of law” (see Section 2. for acceptable “professional” business activities). Purpose may conclude with words “ ... including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia.”] industrial hemp cultivation, processing b. Will the above purpose include any business activity conducted as a consumer litigation financier pursuant to WV Code §46A-6N? DYes [By checking “Yes,” the applicant affirms the above purpose includes the required statement that the organization shall be designated as a litigation financier pursuant to WV Code §46A-6N. You are also affirming that you have included with this application an original completed copy ofthe required Application for Registration as a Litigation Financier (Form LF-1) with the associated requisite filing fee.] ~ No (Proceed to 14.]

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY 14. Is the business a Scrap Metal Dealer? D Yes [lf“Yes,” you must complete the Scrap Metal Dealer Registration Fonn (Form SMD-1) and proceed to Section 15.] ~No [Proceed to Section IS.] 15. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law: [See instructions for further information; use extra pages if necessary.] 16. The number of pages attached and included in these Articles is: 0 17. The requested effective date is the date and time of filing in the Secretary of State’s Office. [Requested date mqy not be earlier than filinr nor later than 90 dqys 4/tn filing in our (!Qice.) D the following date ———- and time ______ 18. Is the organization a “veteran-owned” organization? Effective JULY 1. 2015, to meet the requirements for a “veteran-owned” organization, the entity filing the registration must meet the following criteria per West Virginia Code §59-l-2a: I. A “veteran” must be honorably discharged or under honorable conditions, and 2. A “veteran-owned business” means a business that meets one of the following criteria: o Is at least fifty-one percent (51%) unconditionally owned by one or more veterans; or o In the case ofa publicly owned business, at least fifty-one percent (51%) of the stock is unconditionally owned by one or more veterans. DYes (lf“Yes,” attach Form DD214) ...D CHECK BOX indicating you have attached Veteran Affairs Form DD214 ~No You may obtain a copy National Pusonnel Records Center ofyour Veterans Affairs Military Personnel Records Form DD214 by I Archives Drive contacting: St. Louis, MO 63138 Toll free: 1-86-NARA-NARA or 1-866-272-6272 Phone: 314-801-0800 www.archives.~:ov/veterans/military-service-recordsPer WV Code 59-l-2(j) effective July I 2015, the re~istration fee is waived for entities that meet the requirements as a “veteran-owned” or2:anization. See attached instructions to determine if the organization qualifies for this waiver. In addition, a “veteran-owned” entity will have four (4) consecutive years of Annual Report fees waived AFTER the organization’s initial formation [see WV Code 59-1-2a(m)]. 19. Contact and Signature Information* (See below Important Legal Notice Regarding Signature): a. Contact person to reach in case there is a problem with filing: Glenn O’Brien Phone: 9786140884 b. Print or type name ofsigner: Nicholas Vita Title/Capacity of signer: Manager c. Signature: Date: 9/24/19 *Important Legal Notice Regarding Signature: Per West Virginia Code §318-2-209. Liability for false statement in filed record. If a record authorized or required to be filed under this chapter contains a false statement, one who suffers loss by reliance on the statement may recover damages for the loss from a person who signed the record or caused another to sign it on the person’s behalf and knew the statement to be false at the time the record was signed . Important Note: This form is a public document. Please do NOT provide any personal identifiable information on this form such as social security number, bank account numbers, credit card numbers, tax identification or driver’s license numbers. Reset form 1··. Printform